EXHIBIT 5
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                      SIDLEY AUSTIN BROWN & WOOD LLP
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                               Founded 1866





                               June 29, 2005



Landauer, Inc.
2 Science Road
Glenwood, IL 60425-1586

      Re:   50,000 Shares of Common Stock, $.10 par value
            ---------------------------------------------


Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Landauer, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 50,000 shares of Common Stock, $.10 par value, of the Company (the "Registered Common Stock"), to be issued under the Landauer, Inc. 401(k) Retirement Savings Plan (the "Plan").

      We are familiar with the proceedings to date with respect to the proposed issuance of the Registered Common Stock under the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter.

      Based on the foregoing, we are of the opinion that:

      1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

      2. Any shares of the Registered Common Stock which are newly issued in connection with the Plan will constitute shares of Common Stock of the Company which have been duly authorized and validly issued and are fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such shares as contemplated by the Plan; and (iii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.




                   Sidley Austin Brown & Wood LLP is an
                  Illinois Limited Liability Partnership
                   Practicing in Affiliation with Other
                  Sidley Austin Brown & Wood Partnerships


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SIDLEY AUSTIN BROWN & WOOD LLP                              CHICAGO

Landauer, Inc.
June 29, 2005
Page 2



      This letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement or related prospectus.


                                    Very truly yours,


                                    /s/ Sidley Austin Brown & Wood LLP